Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2025 with respect to the financial statements appearing in the Annual report on Form 10-K of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.), for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

New York, NY

July 17, 2025